Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Hechinger Liquidation Trust on Form 10-Q for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Conrad F. Hocking, the Liquidation Trustee of the Liquidation Trust, certify, pursuant to 18 U.S.C. Section 1350, that, to the best of my knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Liquidation Trust.

Date: February 1, 2006	By:	/s/ Conrad F. Hocking

Conrad F. Hocking
Liquidation Trustee